Exhibit 10.2

Execution Version

SANCHEZ MIDSTREAM PARTNERS LP

WARRANT EXERCISABLE FOR JUNIOR SECURITIES

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY ONLY BE TRANSFERRED IF THE TRANSFER AGENT FOR THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAS RECEIVED DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

Original Issue Date:  August 2, 2019 Warrant Certificate No.: 01

FOR VALUE RECEIVED, Sanchez Midstream Partners LP, a Delaware limited partnership (the “Partnership”), hereby certifies that Stonepeak Catarina Holdings LLC, a Delaware limited liability company, or its permitted assigns (the “Holder”) is entitled to receive from the Partnership a number of each class of Junior Securities (including Common Units but excluding Excluded Junior Securities) representing ten percent (10%) of the Junior Securities Deemed Outstanding of such class as of the Exercise Date, all subject to the terms and conditions set forth below in this Warrant.  Certain capitalized terms used herein are defined in Section 1 hereof. Any capitalized terms that are used but not otherwise defined herein shall have the meanings assigned to such terms in the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 2, 2019 (the “Partnership Agreement”).

1.                                      Definitions.  As used in this Warrant, the following terms have the respective meanings set forth below:

“Adjustment Transaction” has the meaning set forth in Section 4(a).

“Convertible Securities” means any securities of the Partnership directly or indirectly convertible into or exchangeable for Junior Securities other than Excluded Junior Securities, but excluding Options.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Excluded Junior Securities” means any class or series of Junior Security that, with respect to distributions on such Junior Securities of cash or property and distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks junior to the Class C Preferred Units and senior to the Common Units, the proceeds from the sale of which are used to redeem the Class C Preferred Units.

“Exercise Date” means the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Central Time, on a Business Day, including, without limitation, the receipt by the Partnership of the Exercise Agreement and the Warrant.

“Exercise Agreement” has the meaning set forth in Section 3(a).

“Exercise Period” has the meaning set forth in Section 2.

“GP LLC Agreement” means the Limited Liability Company Agreement of the General Partner, dated as of March 2, 2015, as amended by Amendments No.1 and No. 2.

“Holder” has the meaning set forth in the preamble.

“Junior Securities Deemed Outstanding” means, for each class of Junior Securities (including Common Units), at any given time, the sum of (a) the number of such class of Junior Securities actually Outstanding at such time, plus (b) the number of such class of Junior Securities reserved for issuance at such time under the stock option or other equity incentive plans approved by the Board of Directors, regardless of whether such Junior Securities are actually subject to outstanding Options at such time or whether any outstanding Options are actually exercisable at such time, plus (c) the number of such class of Junior Securities issuable upon exercise of any other Options (other than Options described in clause (b) above) actually outstanding at such time, plus (d) the number of such class of Junior Securities issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time, less (e) the number of each class of Excluded Junior Securities.

“Original Issue Date” means the date hereof.

“Options” means any warrants or other rights or options to subscribe for or purchase Junior Securities (excluding Excluded Junior Securities) or Convertible Securities.

“Partnership Agreement” has the meaning set forth in the preamble.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Units” has the meaning set forth in Section 3(b).

2.                                      Term of Warrant.  Subject to the terms and conditions hereof, the Holder of this Warrant may exercise this Warrant in whole, but not in part, for the Warrant Units issuable hereunder as provided in Section 3 at any time or from time to time during the period beginning on the date hereof and ending on the later to occur of: (a) 5:00 p.m., Central Time, on the seventh (7th) anniversary of the date hereof, or (b) 5:00 p.m., Central Time, on the thirtieth (30th) calendar day following the date on which all of the Outstanding Class C Preferred Units are redeemed by the Partnership (the “Exercise Period”).  The Holder may not exercise this Warrant except during the Exercise Period.

3.                                      Exercise of Warrant.

(a)                                 Exercise Procedure.  The Holder may cause the Partnership to issue all of the Warrant Units issuable upon the exercise of this Warrant during the Exercise Period.  The Holder may exercise this Warrant only upon the surrender of this Warrant to the Partnership at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (the “Exercise Agreement”), duly completed (including specifying the number of Warrant Units to be issued) and executed.  No purchase price shall be payable in connection with the exercise of this Warrant.

(b)                                 Settlement of Warrant Units.  Upon the Holder’s exercise of this Warrant, the Partnership shall deliver to the Holder, subject to Section 3(c), a Certificate or Certificates representing a number of each class of Junior Securities (including Common Units but excluding Excluded Junior Securities) equal to ten percent (10%) of the Junior Securities Deemed Outstanding for such class as of the Exercise Date (collectively, the “Warrant Units”).

(c)                                  Delivery of Certificates.  Upon receipt by the Partnership of the Exercise Agreement and surrender of this Warrant (in accordance with Section 3(a)) the Partnership shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a Certificate or Certificates representing the Warrant Units, as adjusted for fractional units, if any, pursuant to Section 3(d).  Certificates shall be transmitted by the Partnership’s transfer agent by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit / Withdrawal at Custodian system if the Partnership is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Exercise Agreement.  The Certificate or Certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 6 below, such other Person’s name as shall be designated in the Exercise Agreement.  This Warrant shall be deemed to have been exercised and such Certificate or Certificates of Warrant Units shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Units for all purposes, as of the Exercise Date.

(d)                                 Fractional Units.  The Partnership shall not be required to issue a fractional Warrant Unit upon exercise of any Warrant.  If the exercise of this Warrant would result in the issuance of fractional Warrant Units, then such fractional Warrant Unit shall be rounded to the nearest whole Warrant Unit (with a fractional Warrant Unit equal to or greater than 0.5 Warrant Unit rounded to the next higher Warrant Unit).

(e)                                  Valid Issuance of Warrant and Warrant Units; Payment of Taxes.  With respect to the exercise of this Warrant, the Partnership hereby represents, covenants and agrees:

(i)                                     This Warrant is, and shall be upon issuance, duly authorized and validly issued.

(ii)                                  All Warrant Units issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Partnership shall take all such actions as may be necessary or appropriate in order that such Warrant Units are, when issued, validly issued, fully paid (to the extent required under applicable law and the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), issued free and clear of all taxes, liens and charges (other than restrictions on transfer in the Partnership Agreement or arising under applicable securities laws).

(iii)                               The Partnership shall take all such actions as may be necessary to ensure that all such Warrant Units are, when issued, issued without violation by the Partnership of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Units may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Partnership upon each such issuance).

(iv)                              The Partnership shall use its reasonable best efforts to cause the Warrant Units, when issued upon such exercise, to be listed or admitted to trading on any domestic securities exchange upon which Common Units are listed at the time of such exercise.

(v)                                 The Partnership shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Units upon exercise of this Warrant; provided, that the Partnership shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Units to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Partnership the amount of any such tax, or has established to the satisfaction of the Partnership that such tax has been paid.

(f)                                   Conditional Exercise.  Notwithstanding any other provision hereof, if an exercise of this Warrant is to be made in connection with a sale of the Partnership (pursuant to a merger, sale of units, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction or registered offering.

4.                                      Effect of Certain Events on Warrant Units.

(a)                                 Adjustment to Warrant Units Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Partnership, (ii) reclassification of Partnership Interests (other than a change as a result of a unit dividend or subdivision, split-up or combination of units), (iii) consolidation or merger of the Partnership with or into another Person, (iv) sale of all or substantially all of the Partnership’s assets to another Person or (v) other similar transaction, in each case which entitles the holders of any class of Junior Securities other than Excluded Junior Securities to receive (either directly or upon subsequent liquidation) units, securities or assets with respect to or in exchange for such class of Junior Securities (each such transaction, an “Adjustment Transaction”), this Warrant shall, immediately after such Adjustment Transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Units then exercisable under this Warrant, be exercisable for the kind and number of units or other securities or assets of the Partnership or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such Adjustment Transaction if the Holder had exercised this Warrant in full immediately prior to the time of such Adjustment Transaction and acquired the applicable number of Warrant Units then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Warrant shall thereafter be applicable, as nearly as possible, to any units, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 4(a) shall similarly apply to successive Adjustment Transactions. The Partnership shall not effect any such Adjustment Transaction unless, prior to the consummation thereof, the successor Person (if other than the Partnership) resulting from such Adjustment Transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such units, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any Adjustment Transaction contemplated by the provisions of this Section 4(a), the Holder shall have the right to elect prior to the consummation of such Adjustment Transaction, to give effect to the exercise rights contained in Section 3 instead of giving effect to the provisions contained in this Section 4(a) with respect to this Warrant.

(b)                                 Notices.  In the event:

(i)                                     the Partnership shall authorize the issuance to all holders of Common Units of rights, options or warrants to subscribe for or purchase Common Units or of any other subscription rights or warrants;

(ii)                                  the Partnership shall authorize the distribution to all holders of Common Units of evidences of its indebtedness or assets;

(iii)                               of a tender offer or exchange offer for Common Units by the Partnership;

(iv)                              of the voluntary or involuntary dissolution, liquidation or winding up of the Partnership; or

(v)                                 the Partnership proposes to consummate any Adjustment Transaction.

then, and in each such case, the Partnership shall send or cause to be sent to the Holder at least ten (10) days prior to the applicable expected effective date for the event, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of Common Units to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for Common Units and the amount per unit and character of such exchange applicable to the Warrant and the Warrant Units, or (z) the date on which any such Adjustment Transaction, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Units shall be entitled to exchange such units for securities or other property, if any, deliverable upon such Adjustment Transaction, tender offer, exchange offer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 4(b) or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action..

5.                                      Transfer of Warrant.  Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Partnership at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(e)(v) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Partnership shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

6.                                      Holder Not Deemed a Unitholder; Limitations on Liability.  Except as described in the Partnership Agreement or the GP LLC Agreement, prior to the issuance to the Holder of the Warrant Units to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or distributions or be deemed the holder of any Limited Partner Interest for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a unitholder of the Partnership or any right to vote, give or withhold consent to any partnership action (whether any reorganization, issue of limited partner interests, reclassification of limited partner interests, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends, distributions or subscription rights, or otherwise.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a unitholder of the Partnership, whether such liabilities are asserted by the Partnership or by creditors of the Partnership.  Notwithstanding this Section 6, (i) the Partnership shall provide the Holder with copies of the same notices and other information given to the unitholders of the Partnership generally, contemporaneously with the giving thereof to the unitholders and (ii) the Partnership shall not amend or modify its Partnership Agreement in a manner adverse to any rights or benefits applicable to the Warrant Units thereunder.

7.                                      Replacement on Loss; Division and Combination.

(a)                                 Replacement of Warrant on Loss.  Upon receipt of evidence reasonably satisfactory to the Partnership of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement with an affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Partnership, the Partnership, at its own expense, shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Units as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Partnership for cancellation.

(b)                                 Division and Combination of Warrant.  Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Partnership at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys.  Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Partnership shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice.  Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Units as the Warrant or Warrants so surrendered in accordance with such notice.

8.                                      No Impairment.  The Partnership shall not, by amendment of its Certificate of Limited Partnership or Partnership Agreement, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder consistent with the tenor and purpose of this Warrant.

9.                                      Agreement to Comply with the Securities Act; Legend.  The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 9 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Units to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act.  All Warrant Units issued upon exercise of this Warrant (unless registered under the Securities Act, any applicable conditions for the removal of the legend are otherwise satisfied or the legend is no longer necessary) shall be stamped or imprinted with a legend in substantially the following form:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction.  These securities may not be sold or offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

10.                               Opinion of Counsel.  The Partnership shall provide an Opinion of Counsel prior to the issuance of this Warrant, which shall state that (i) the issuance of this Warrant solely in the manner contemplated herein and the issuance of the Warrant Units upon exercise solely in the manner contemplated herein and the applicable Warrant, as applicable, are registered under the Securities Act or are exempt from the registration requirements of the Securities Act; provided, however, that such counsel shall express no opinion as to any subsequent sale or resale and (ii)  the Junior Securities issuable upon exercise of this Warrant will, upon such issuance, be validly issued, fully paid (to the extent required under applicable law and the Partnership Agreement) and non-assessable.

11.                               Covenants of the Partnership.

(a)                                 Warrant Register.  The Partnership shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof.  The Partnership may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Partnership shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

(b)                                 Rule 144A(d)(4) Information.  For so long as the Warrant or Warrant Units remain outstanding and constitute “restricted securities” under Rule 144, the Partnership will make available upon request to any prospective transferee of the Warrant or Warrant Units or beneficial owner of Warrant or Warrants Units in connection with any transfer thereof the information required by Rule 144A(d)(4) under the Securities Act; provided that such information shall be deemed conclusively to be made available pursuant to this Section 11(c) if the Partnership has filed such information with the Commission via its Electronic Data Gathering, Analysis and Retrieval System and such information is publicly available on such system.

(c)                                  Tax Treatment.

(i)                                     Solely for U.S. federal, state and local tax purposes, including maintaining Capital Accounts pursuant to Section 5.3 of the Partnership Agreement and allocations pursuant to Section 6.1 and Section 6.2 of the Partnership Agreement, the Partnership shall treat the Warrant as exercised and the Holder as the holder of the Warrant Units issuable upon exercise of the Warrant (x) on the Original Issue Date, and (y) at each time during the Exercise Period ending on the Exercise Date if an actual exercise pursuant to Section 3 at such time would result in additional Warrant Units being issued in excess of Warrant Units deemed issued pursuant to (x).

(ii)                                  Pursuant to Section 5.3 of the Partnership Agreement and in connection with the issuance of the Warrant, the Partnership will make an adjustment to the Capital Accounts of the Partnership’s partners and the Carrying Values of the Partnership’s properties in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5)(v).

(iii)                               Each Warrant Unit deemed issued pursuant to this Section 11(c) shall have  an initial Capital Account balance equal to the Per Unit Capital Amount of a Junior Security of the same class or series of Partnership Interests (other than a Warrant Unit) then Outstanding.

12.                               Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Partnership:

Sanchez Midstream Partners LP

1000 Main Street, Suite 3000

Houston, TX 77002

Attention: Chief Financial Officer

Email: cward@sanchezmidstream.com

with a copy to (which shall not constitute notice):

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, TX 77002

Attention: Philip Haines

Email: phaines@huntonak.com

If to the Holder:

Stonepeak Infrastructure Partners

55 Hudson Yards, 550 W. 34th St., 48th Floor

New York, NY 10001

Attention: Adrienne Saunders, General Counsel

Email: saunders@stonepeakpartners.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, TX 77002

Attention: Tim Chandler

Email: tim.chandler@sidley.com

13.                               Cumulative Remedies.  Except to the extent expressly provided in Section 6 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14.                               Equitable Relief.  Each of the Partnership and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15.                               Entire Agreement.  This Warrant, together with the Partnership Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.  In the event of any inconsistency between the statements in the body of this Warrant and the Partnership Agreement, the statements in the body of this Warrant shall control.

16.                               Successor and Assigns.  This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Partnership and the successors and permitted assigns of the Holder.  Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17.                               No Third-Party Beneficiaries.  This Warrant is for the sole benefit of the Partnership and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

18.                               Headings.  The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

19.                               Amendment and Modification; Waiver.  Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.  No waiver by the Partnership or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20.                               Severability.  If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

21.                               Governing Law.  This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

22.                               Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

23.                               Counterparts.  This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

24.                               No Strict Construction.  This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

IN WITNESS WHEREOF, the Partnership has duly executed this Warrant on the Original Issue Date.

SANCHEZ MIDSTREAM PARTNERS LP

By:	Sanchez Midstream Partners GP LLC, its general partner

By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

Signature Page to Warrant Exercisable for Junior Securities

Accepted and agreed,

STONEPEAK CATARINA HOLDINGS LLC

By:	STONEPEAK INFRASTRUCTURE FUND (ORION AIV) LP, its managing member

By:	STONEPEAK ASSOCIATES LLC, its general partner

By:	STONEPEAK GP HOLDINGS LP, its sole member

By:	STONEPEAK GP INVESTORS LLC, its general partner

By:	STONEPEAK GP INVESTORS MANAGER LLC, its managing member

By:	/s/ Jack Howell
Name:Jack Howell
Title:Senior Managing Director

Signature Page to Warrant Exercisable for Junior Securities

EXHIBIT A

SANCHEZ MIDSTREAM PARTNERS LP
EXERCISE AGREEMENT

To [Name]:

The undersigned hereby irrevocably elects to exercise the right represented by the within Warrant (“Warrant”) for, and to receive thereunder by the surrender of this Warrant, Junior Securities (“Warrant Units”) provided for therein, and requests that certificates for the Warrant Units be issued as follows:

Name:

Address:

Federal Tax or Social Security No.:

and delivered by	(certified mail to the above address, or

(electronically (provide DWAC
Instructions: ), or

(other ) (specify):.

Dated:                 ,

Note: The signature must correspond with the name of the Holder as written on the first page of this Warrant in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

Signature:	Name (please print)

Address

Federal Identification or Social Security No.

A-1

EXHIBIT B

SANCHEZ MIDSTREAM PARTNERS LP
ASSIGNMENT

For value received [•] hereby sells, assigns and transfers unto [•] the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant on the books of the within-named Partnership, with full power of substitution in the premises.

Date:

Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

B-1